CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm as the auditor to the predecessor fund under the caption “Financial Highlights” in the Prospectus of Invesco Van Kampen High Yield Municipal Fund and as the predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) in this Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A No. 033-66242) of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).
ERNST & YOUNG LLP
Chicago, Illinois
March 22, 2011